April 30, 1998


Washington Homes, Inc.
Sixth Floor
1802 Brightseat Road
Landover, Md  20785-4235


Attention:  Geaton DeCesaris, President

Re: Consolidated, Amended and Restated Loan Agreement made as of July 31, 1997 (the "Loan Agreement"), by and among, First Union National Bank (formerly known as First Union National Bank of Maryland), as agent, the Borrower (as defined in
Section 1 of the referenced agreement), and the lenders becoming a party thereto (each a "Lender" and collectively the "Lenders")


Dear Geaton:

     This letter shall confirm the agreement of the Borrower and the Lenders to modify the Loan Agreement as follows:

     1.   Section 5.10 (c) is hereby modified to read as follows:
          (c) Coverage Ratio. WHI's consolidated Coverage Ratio as of the last day of each fiscal quarter, commencing with the fiscal quarter ending April 30, 1998 (in each case using 4 of the last 5 quarters ending on such date), shall not be less than 2.0 to 1.0

     2. The definition of Coverage Ratio shall be modified to hereafter mean the ratio of (i) Income Available for Debt Service, to (ii) Interest Incurred.

     3. The definition of Income Available for Debt Service shall be modified to hereafter mean, for any period, the sum of (i) Consolidated Net Income; (ii) income tax expense (benefit); (iii) Interest Expense;
          (iv) capitalized interest in cost of goods sold, (v) amortization and depreciation expense, which shall include financing fees for any such period, (vi) any other non-cash expenses, and (vii) any losses arising outside the ordinary course of business which have been included in determination of Consolidated Net Income, less interest income

    4.   The following definition shall be added to Section 1 of the Loan
         Agreement:

          "Interest Incurred" shall mean for any period , the aggregate amount (without duplication and determined in each case in accordance with GAAP) of interest expensed or capitalized whether paid or accrued during such period, less any interest income.

If the foregoing correctly sets forth our understanding, please below execute and return a copy of this letter, which shall constitute a formal amendment of the Loan Agreement

                         Very truly yours,

                         First Union National Bank, agent

                         By:___________________________


Acknowledged and Agreed to:

BORROWER:

Washington Home, Inc., acting on its own behalf and on behalf of each other Borrower pursuant to the Power of Attorney contained in
Section 2.15 of the Loan Agreement


By:_______________________________


LENDERS:

AmSouth Bank


By:________________________________


First Union National Bank, formerly known as First Union National Bank of Maryland


By:_________________________________